Exhibit 99.1

Investor Contact: Larry P. Kromidas
(314) 480-1452
Email: lpkromidas@olin.com
News

Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105

FOR IMMEDIATE RELEASE

Olin to Attend the Longbow, Bank of America Merrill Lynch, Susquehanna and
Barclays Conferences in March

Clayton, MO, February 19, 2016 — Olin Corporation’s (NYSE: OLN) senior management will be attending the following conferences in March:

March 1st:	Longbow Basic Materials Conference (New York, NY)

March 2nd:	Bank of America Merrill Lynch Global Agricultural and Chemicals Conference (Fort Lauderdale, FL)

March 8th:	Susquehanna Chemicals Conference (Boston, MA)

March 29th:	Barclays Global Cross-Asset Class Materials Conference (New York, NY)
Copies of the presentation slides for these conferences will be available the evening prior to each event to investors, news media and the general public on Olin’s web site, www.olin.com, in the Investors section under Investor Presentations.

Olin Corporation is a leading vertically-integrated global manufacturer and distributor of chemical products and a leading U.S. manufacturer of ammunition. The chemical products produced include chlorine and caustic soda, vinyls, epoxies, chlorinated organics, bleach and hydrochloric acid. Winchester’s principal manufacturing facilities produce and distribute sporting ammunition, law enforcement ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

Visit www.olin.com for more information on Olin.

2016-04